N-SAR Exhibit: Sub-item 77I(a)
Legg Mason Partners Income Trust
Western Asset New York Municipals Fund

Item 77I(a) :Terms of new or amended
securities

In response to Sub-Items 77I(a), the Registrant incorporates by reference the supplement to the fund's Prospectus and Statement of Additional
Information as filed with the Securities and Exchange Commission pursuant to Rule 497 of the Securities Act of 1933 on March 24, 2017
(Accession No. 0001193125-17-095145).  The
Registrant  also incorporates by reference Post-
Effective Amendment No. 308 to Form N-1A filed on July 22, 2016 pursuant to Rule 485(b) of the Securities Act of 1933 (Accession No.
0001193125-16-655106).